FIRST AMENDMENT AND CONSENT

THIS FIRST AMENDMENT AND CONSENT (this “Amendment”) dated as of June 29, 2006 amends the Amended and Restated Credit Agreement dated as of January 4, 2005 (the “Credit Agreement”) among SOUTHWESTERN ENERGY COMPANY, various Lenders and JPMORGAN CHASE BANK, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Borrower has advised the Lenders and the Administrative Agent that it intends to reincorporate as a Delaware corporation by means of a merger of the Borrower with and into a wholly owned Subsidiary, Southwestern Energy Company, a Delaware corporation, as more fully described in the Definitive Notice & Proxy Statement (the “Proxy Statement”) filed by the Borrower with the SEC on March 30, 2006 (such transaction, the “Reincorporation”); and

WHEREAS, the Borrower has requested that the Lenders consent to, and amend the Credit Agreement to acknowledge, the Reincorporation;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1  CONSENT.  The Lenders consent to the Reincorporation so long as (a) the Reincorporation occurs substantially as described in the Proxy Statement and (b) concurrently with the completion of the Reincorporation, the surviving entity delivers to the Administrative Agent an Acknowledgement and Assumption substantially in the form of Exhibit A and a Confirmation substantially in the form of Exhibit B.

SECTION 2 AMENDMENT.  The parties hereto agree that, on the date of the Reincorporation, the definition of “Borrower” set forth in Section 1.1 of the Credit Agreement shall be amended in its entirety to read as follows:

“Borrower” means Southwestern Energy Company, a Delaware corporation, and its successors and assigns.

SECTION 3  EFFECTIVENESS.  This Amendment shall become effective on the date on which the Administrative Agent has received counterparts of this Amendment signed by the Borrower, the Administrative Agent and the Required Lenders.

SECTION 4  MISCELLANEOUS.

SECTION 4.1  Continuing Effectiveness, etc.  As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

SECTION 4.2  Counterparts.  This  Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same  Amendment.  Delivery to the Administrative Agent of a counterpart hereof, or a signature page hereto, by facsimile shall be effective as an original, manually-signed counterpart.

SECTION 4.3  Governing Law.  This  Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

SECTION 4.4  Successors and Assigns.  This  Amendment shall be binding upon the Borrower, the Lenders and the Agents and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agents and the successors and assigns of the Lenders and the Agents.

[Signature Pages Follow]

SOUTHWESTERN ENERGY COMPANY

By: /s/ Greg D. Kerley

           Greg D. Kerley

              Executive Vice President and
                 Chief Financial Officer

JPMORGAN CHASE BANK, NA,

as Administrative Agent

By: /s/ Robert Traband

Robert Traband

Vice President

SUNTRUST BANK

By: /s/ Sean Roche

Sean Roche

Vice President

ROYAL BANK OF CANADA

By: /s/ Jason York

Jason York

Attorney-in-Fact

BANK OF AMERICA, N.A.

By:

Name:

Title

THE ROYAL BANK OF SCOTLAND plc

By: /s/ David Slye

David Slye

Vice President

THE BANK OF TOKYO MITSUBISHI UFJ, LTD.

By: /s/ Takeshi Takahashi

Takeshi Takahashi

Senior Vice President & Group Head

HARRIS NESBITT FINANCING, INC.

By:

Name Printed:

Title:

WELLS FARGO BANK, N.A.

By: /s/ E. Marc Cuenod, Jr.

E. March Cuenod, Jr.

Vice President & Relationship Manager

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Kathryn A. Gaiter

Kathryn A. Gaiter

Vice President

KEYBANK NATIONAL ASSOCIATION

By: /s/ Thomas Rajan

Thomas Rajan

Senior Vice President

COMERICA BANK

By: /s/ Huma Vadgama

Huma Vadgama

Vice President

MIZUHO CORPORATE BANK, LTD.

By:

Name Printed:

Title:

COMPASS BANK

By: /s/ Dorothy Marchand

Dorothy Marchand

Senior Vice President

ARVEST BANK

By: /s/ Craig A. Shy

Craig A. Shy

Senior Vice President

HIBERNIA BANK

By:

Name Printed:

Title:

BANK OF ARKANSAS

By:

Name Printed:

Title:

EXHIBIT A

FORM OF ACKNOWLEDGEMENT AND ASSUMPTION

Dated as of [___________], 2006

To:

JPMorgan Chase Bank, N.A.., individually and as administrative agent (in such capacity, the “Administrative Agent”), and the other financial institutions that are parties to the Amended and Restated Credit Agreement referred to below

Please refer to (i) the Amended and Restated Credit Agreement dated as of January 4, 2005 (the “Credit Agreement”) among Southwestern Energy Company, various Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent; and (ii) the First Amendment and Consent dated as of May __, 2006 (the “First Amendment”) to the Credit Agreement.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned, Southwestern Energy Company, a Delaware corporation, hereby (a) acknowledges that pursuant to the Reincorporation (as defined in the First Amendment), the undersigned has become the “Borrower” under the Credit Agreement; (b) assumes all obligations of the “Borrower” under the Credit Agreement; and (c) represents and warrants that the Credit Agreement, each Note and each LC Application are legal valid and binding obligations of the undersigned, enforceable against the undersigned in accordance their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Acknowledgement and Assumption as of the date and year first written above.

SOUTHWESTERN ENERGY COMPANY,
   a Delaware corporation

By:

Name Printed:

Title:

EXHIBIT B

FORM OF CONFIRMATION

Dated as of [___________], 2006

To:

JPMorgan Chase Bank, N.A.., individually and as administrative agent (in such capacity, the “Administrative Agent”), and the other financial institutions that are parties to the Amended and Restated Credit Agreement referred to below

Please refer to (i) the Amended and Restated Credit Agreement dated as of January 4, 2005 (the “Credit Agreement”) among Southwestern Energy Company, various financial institutions and the Administrative Agent; (ii) the First Amendment and Consent dated as of May [__], 2006 (the “First Amendment”) to the Credit Agreement and (iii) the Subsidiary Guaranty dated as of January 4, 2005 (the “Subsidiary Guaranty”) issued by the undersigned pursuant to the Credit Agreement.

Each of the undersigned confirms to the Lenders (as defined in the Credit Agreement) and the Administrative Agent that after giving effect to the Reincorporation (as defined in the First Amendment), (a) the Subsidiary Guaranty shall continue in full force and effect as a legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; and (ii) all references in the Subsidiary Guaranty to the “Company” shall be references to Southwestern Energy Company, a Delaware corporation and the survivor of the merger that accomplishes the Reincorporation.

IN WITNESS WHEREOF, the undersigned have executed this Confirmation as of the date first above written.

SOUTHWESTERN ENERGY SERVICES COMPANY
SOUTHWESTERN ENERGY PRODUCTION COMPANY
SEECO, INC.

By:

Name Printed:

Title: